Exhibit 10.15

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DEVELOPMENT AND OPTION AGREEMENT BETWEEN ACUITAS THERAPEUTICS, INC. AND

OMEGA THERAPEUTICS, INC.

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Development and Option Agreement

by and between

ACUITAS THERAPEUTICS, INC.

and

OMEGA THERAPEUTICS, INC.

dated

October 5, 2020

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TABLE OF CONTENTS

ARTICLE 1 Definitions		1

ARTICLE 2 Governance		9
2.1	Management	9
2.2	Joint Development Committee	9

ARTICLE 3 The Program		10
3.1	Program Generally	10
3.2	FTEs	12
3.3	Program Records, Reports and Materials	13
3.4	Program Licenses	14

ARTICLE 4 Reserved Targets		15
4.1	Generally	15
4.2	Reserved Target List, Restricted Target List and Target Notices	15
4.3	Expiration of Pre-Existing Restrictions	16
4.4	Fees	17

ARTICLE 5 Omega License Options		17
5.1	Option	17
5.2	Omega’s Exercise of Option	17

ARTICLE 6 Ownership of Program Technology		18
6.1	Disclosure of LNP Know-How	18
6.2	Ownership	18
6.3	Assignment	19
6.4	Prosecution and Maintenance	19
6.5	Patent Enforcement and Defense	19

ARTICLE 7 Confidentiality		20
7.1	Confidential Information	20
7.2	Restrictions	20
7.3	Exceptions	20
7.4	Permitted Disclosures	21
7.5	Return of Confidential Information	21
7.6	Publications	22
7.7	Patents	22
7.8	Terms of this Agreement; Publicity	22

ARTICLE 8 Warranties; Covenants; Limitations of Liability; Indemnification		22
8.1	Representations and Warranties	22
8.2	Additional Representations and Warranties of Acuitas	23
8.3	Disclaimers	24
8.4	No Consequential Damages	24
8.5	Performance by Others	24
8.6	Indemnification	25
8.7	Insurance	26

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ARTICLE 9 Term and Termination		27
9.1	Term	27
9.2	Termination by Omega	27
9.3	Termination by Acuitas	27
9.4	Termination Upon Bankruptcy	28
9.5	Effects of Termination	28
9.6	Survival	29

ARTICLE 10 Miscellaneous		29
10.1	Dispute Resolution	29
10.2	Invoices and Payments	30
10.3	Relationship of Parties	30
10.4	Compliance with Law	30
10.5	Governing Law	30
10.6	Counterparts; Facsimiles	30
10.7	Headings; Rule of Construction; Interpretation	31
10.8	Further Assurances	31
10.9	Binding Effect	31
10.10	Assignment	31
10.11	Notices	31
10.12	Amendment and Waiver	32
10.13	Severability	32
10.14	Entire Agreement	32
10.15	Force Majeure	32

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List of Exhibits

Exhibit 1.1	Patents in the Acuitas Background Technology

Exhibit 3.1(a)	Workplan

Exhibit 3.1(f)	[***]

Exhibit 4.2	Form of Target Notice

Exhibit 5.2(b)	Form of Non-Exclusive License Agreement

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DEVELOPMENT AND OPTION AGREEMENT

THIS DEVELOPMENT AND OPTION AGREEMENT (this “Agreement”), dated as of October 5, 2020 (the “Effective Date”), is made by and between Omega Therapeutics, Inc. a Delaware corporation (“Omega”) and Acuitas Therapeutics Inc., a British Columbia corporation (“Acuitas”). Each of Omega and Acuitas may be referred to herein as a “Party” or together as the “Parties.”

WHEREAS, Acuitas has expertise and intellectual property relating to the development of LNP Technologies (as defined below);

WHEREAS, Omega has expertise and intellectual property relating to gene modulating therapeutics, including Genome Modulating Constructs that encode Omega Controllers (as defined below); and

WHEREAS, the Parties believe that certain proprietary Acuitas LNP Technology (as defined below) could be useful for the formulation and delivery of Omega’s proprietary Genome Modulating Constructs; and

WHEREAS, the Parties are interested in evaluating the development of products incorporating Acuitas LNP Technology and Omega Technology (as defined below), and accordingly conducted certain studies under the Evaluation Agreement (as defined below) prior to the Effective Date; and

WHEREAS, Acuitas wishes to grant to Omega, and Omega wishes to obtain, an option to obtain a license under the Acuitas LNP Technology to develop and commercialize one or more specific products of Omega, all in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the amount and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

Definitions

The following terms and their correlatives will have the following meanings:

1.1 “Acuitas Background Technology” means any and all proprietary LNP Technology that is owned or Controlled by Acuitas or its Affiliates (a) as of the Effective Date of this Agreement, or (b) generated, developed or obtained by Acuitas outside of the scope of this Agreement and the Evaluation Agreement, and in each case necessary or useful for the conduct of the Workplan or the research, development, manufacturing and commercialization of Licensed Products. The Patents in the Acuitas Background Technology as of the Effective Date are listed in Exhibit 1.1 attached hereto.

1.2 “Acuitas Indemnitees” has the meaning set forth in Section 8.6(b).

1.3 “Acuitas LNP Technology” means the Acuitas Background Technology and the Acuitas Sole Technology. For the avoidance of doubt, any LNP or component thereof that is proprietary to Acuitas and provided by or on behalf of Acuitas to Omega pursuant to this Agreement or the Evaluation Agreement shall be Acuitas Background Technology and, therefore, Acuitas LNP Technology under this Agreement.

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1.4 “Acuitas Sole Technology” means, without regard to inventorship, all Technology (other than Workplan Data) that arises from the Workplan or the work conducted under the Evaluation Agreement that is solely an Improvement of Acuitas Background Technology and does not incorporate or consist of an Improvement to the Omega Background Technology. For clarity, any Technology arising out of the Workplan or the work conducted under the Evaluation Agreement that (a) is an Improvement of Acuitas Background Technology and (b) specifically relates to any Genome Modulating Construct provided or used by Omega under the Workplan or the work conducted under the Evaluation Agreement or any Omega Controller encoded by such Genome Modulating Construct is Joint IP and not Acuitas Sole Technology.

1.5 “Acuitas Workplan Leader” has the meaning set forth in Section 2.1.

1.6 “Affiliate” of a person or entity means any other person or entity which (directly or indirectly) is controlled by, controls or is under common control with such person or entity. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to an entity will mean (a) in the case of a corporate entity, direct or indirect ownership of voting securities entitled to cast more than fifty percent (50%) of the votes in the election of directors or (b) in the case of a non-corporate entity, direct or indirect ownership of more than fifty percent (50%) of the equity interests with the power to direct the management and policies of such entity, provided that if local Law restricts foreign ownership, control will be established by direct or indirect ownership of the maximum ownership percentage that may, under such local Law, be owned by foreign interests.

1.7 “Agreement” has the meaning set forth in the Preamble.

1.8 “Backup Licensed Product” means, with respect to a Licensed Product directed to a [***] that is the then-current subject of a Non-Exclusive License (“Original Licensed Product”), any other Licensed Product that (a) is directed to [***], and (b) includes Omega Controller(s) (i) [***] and (ii) that results from [***] in such Original Licensed Product.

1.9 “Business Day” means mean a day on which banking institutions in both Boston, Massachusetts, USA and Vancouver, British Columbia, Canada are open for business.

1.10 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31. provided, that the first Calendar Quarter of the Term will begin on the Effective Date and end on the first to occur of March 31, June 30, September 30 or December 31 thereafter and the last Calendar Quarter of the Term will end on the last day of the Term.

1.11 “CMO” has the meaning set forth in Section 3.1(f).

1.12 “Collaboration Partner” means with respect to any Third Party (other than a CMO, Contract Research Organization or other permitted subcontractors pursuant to Section 3.1(i)) to whom Omega wishes to disclose Acuitas Confidential Information or transfer Acuitas LNP Technology or Materials provided by Acuitas to Omega, any Third Party that is also a licensee or sublicensee or assignee of Omega Technology and deemed to be a Collaboration Partner pursuant to Section 3.1(h).

1.13 “Concurrent Reserved List Limits” has the meaning set forth in Section 4.2(e).

1.14 “Confidential Disclosure Agreement” means the Confidential Disclosure Agreement between the Parties dated December 17, 2019.

1.15 “Confidential Information” has the meaning set forth in Section 7.1.

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1.16 “Contract Research Organization” means an entity in the business of providing specialized research, development and manufacturing services (including CMOs) on a fee for service basis pursuant to agreements that include terms that provide that all data, materials and intellectual property generated in performing such services be owned by the contracting party in accordance with Section 3.1(i), excluding Improvements to such entity’s Technology that is used to perform such services.

1.17 “Contract Year” will refer to the twelve (12)-month period beginning on the Effective Date and on each anniversary thereafter during the Term.

1.18 “Control” or “Controlled” means, with respect to a particular Technology and Party, that such Party owns or has a license to use and practice such Technology and has the right to grant a license or sublicense to such Technology without violating the terms of any agreement with any Third Party and without owing any milestone, royalty or other monetary obligations to a Third Party under the terms of any agreement with such Third Party.

1.19 “Debar”, “Debarred” or “Debarment” means (a) being debarred, or being subject to a pending debarment, pursuant to Section 306 of the FDCA, 21 U.S.C. § 335a, (b) being listed by any federal or state agencies, excluded, debarred, suspended or otherwise made ineligible to participate in federal or state healthcare programs or federal procurement or non-procurement programs (as that term is defined in 42 U.S.C. § 1320a-7b(f)), or being subject to any pending process by which any such listing, exclusion, debarment, suspension or other ineligibility could occur, (c) being disqualified by any government or regulatory agency from performing specific services, or being subject to a pending disqualification proceeding, or (d) being convicted of a criminal offense related to the provision of healthcare items or services or being subject to any pending criminal action related to the provision of healthcare items or services.

1.20 [***].

1.21 “Diligent Efforts” means, with respect to the efforts to be expended by each Party with respect to any activity set forth in the Workplan, active and sustained efforts to conduct the applicable activity, or to attempt to achieve the applicable requirement or goal, in a prompt and expeditious manner, as is reasonably practicable under the circumstances consistent with the Workplan ([***]) and the terms of this Agreement.

1.22 “Disclosing Party” has the meaning set forth in Section 7.1.

1.23 “Dollars” means United States dollars.

1.24 “Effective Date” has the meaning set forth in the Preamble.

1.25 “Escrow Agent” means the Third Party escrow agent designated by Acuitas and reasonably acceptable to Omega, which escrow agent will initially be [***].

1.26 “Evaluation Agreement” means the Technology Evaluation Agreement between the Parties effective as of March 11, 2020.

1.27 “Executive Officers” has the meaning set forth in Section 2.2(d).

1.28 “Field of Use” means all human therapeutic or prophylactic uses.

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1.29 “Formulated Product” means product produced by Acuitas in accordance with the Workplan or under the Evaluation Agreement that incorporates Omega proprietary Genome Modulating Constructs formulated with Acuitas LNP Technology.

1.30 “Formulated Product Fee” means the fees to be charged by Acuitas for supply of Formulated Product to Omega under this Agreement, which fees are set forth in the Workplan and will include FTE Costs and reasonable Third Party costs for materials used in the Formulated Product or its manufacture.

1.31 “FTE” means the work of a full-time person for one year, or more than one person working the equivalent of a full-time person for one year, where “full-time” is determined by the standard practices in the biopharmaceutical industry in the geographic area in which such personnel are working, but means 1840 hours per year, in the performance of the Works and Services, including scientific management oversight as reasonably required.

1.32 “FTE Costs” mean the Dollar amount obtained by multiplying the number of actual FTEs employed by Acuitas in the conduct of the Works and Services by an annual rate per FTE equal to [***] Dollars (US$[***]). [***].

1.33 “Genome Modulate” means to downregulate or upregulate the expression of a Human Genome Target for human therapeutic or prophylactic applications.

1.34 “Genome Modulating Construct” means a construct consisting of one or more mRNA Constructs that encode [***] Protein Targets that are Omega Controllers designed to Genome Modulate [***] Human Genome Targets.

1.35 “GMP” means current Good Manufacturing Practices as specified in Parts 210 and 211 of Title 21 of the U.S. C.F.R., ICH Guideline Q7A, or equivalent Laws of an applicable regulatory authority at the time of manufacture.

1.36 “Human Genome Target” means

(a) a naturally occurring human gene, including all coding, non-coding and regulatory regions thereof, as identified by the applicable transcript identifier (i.e., NCBI Refseq transcript ID), gene identifier (i.e., NCBI Refseq Gene ID), gene name and synonyms and nucleotide sequence coordinates, gene transcript and nucleotide sequence; or

(b) any naturally occurring non-coding region of the human genome including transcriptional regulatory elements, non-protein coding RNA and intergenic regions; or

(c) a gene encoded by any nucleotide sequence of a human pathogen residing in a human cell in vivo; or

(d) any gene that is not covered by subclause (a) or (b) above, together with any variants of such gene, including the wild type and naturally occurring mutant and allelic variants, provided however that any such variant (i) encodes a protein with substantially similar mechanism of action and biological activity to the protein product of the original (reference) gene and (ii) has a coding region with [***] percent ([***]%) sequence identity to the coding region of the original (reference) gene.

For clarity, a nucleotide sequence may be considered to encode a protein regardless of whether such sequence contains a start codon.

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1.37 “Improvement” means, with respect to Technology including the Acuitas Background Technology or the Omega Background Technology, as applicable, any improvement, enhancement, change, modification, variation or derivative of such Technology.

1.38 “Indemnification Claim Notice” has the meaning set forth in Section 8.6(c).

1.39 “Indemnified Party” has the meaning set forth in Section 8.6(c).

1.40 “Insolvency Legislation” has the meaning set forth in Section 10.1(a).

1.41 “Insulated Genomic Domain” means [***].

1.42 “JDC” has the meaning set forth in Section 2.2(a).

1.43 “JDC Deadlock” has the meaning set forth in Section 2.2(d).

1.44 “Joint IP” means, without regard to inventorship, each of the following: (a) Technology that arises out of the Workplan or the work conducted under the Evaluation Agreement that relates to, constitutes an Improvement to or incorporates both the Acuitas Background Technology and the Omega Background Technology, (b) any other Technology that arises out of the Workplan or the work conducted under the Evaluation Agreement that in each case does not constitute either Acuitas Sole Technology or Omega Sole Technology and (c) the Workplan Data.

1.45 “Joint Prosecution and Maintenance Agreement” has the meaning set forth in Section 6.4(a).

1.46 “Know-How” means all Materials and all confidential and proprietary information including commercial, technical, scientific and other know-how and information, trade secrets, knowledge, technology, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, specifications, data and results (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, preclinical, clinical, safety, manufacturing and quality control data and know-how, and including study designs and protocols), in all cases, provided that such information is confidential and proprietary, and regardless of whether patentable, in written, electronic or any other form now known or hereafter developed.

1.47 “Law” or “Laws” means all laws, statutes, rules, regulations, orders, judgments or ordinances having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision.

1.48 “Licensed Product” means either (a) any product that consists of [***] Genome Modulating Constructs that collectively encode [***] Protein Targets that are Omega Controllers designed to Genome Modulate [***] Human Genome Targets within a single Insulated Genomic Domain or (b) any product that consists of Genome Modulating Constructs that collectively encode [***] Protein Targets that are Omega Controllers designed to Genome Modulate a single Human Genome Target, in each case (a) and (b) where such product is derived from, incorporates, or utilizes, any LNP Technology that is Controlled by Acuitas or its Affiliates as of the Effective Date or at any time during the Term. For clarity, each Licensed Product will consist of a specific combination of Omega Controllers and Human Genome Targets.

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1.49 “Licensed Technology” means LNP Technology that is (a) Controlled by Acuitas or its Affiliates, (i) as of the Effective Date, or (ii) generated or obtained during the Term (including the Acuitas Background Technology and the Acuitas Sole Technology), and (b) necessary or useful for the research, development, manufacture, use, sale or other exploitation of a Licensed Product. Licensed Technology does not include Acuitas’ interest in any Joint IP.

1.50 “LNP” means lipid nanoparticles.

1.51 “LNP Technology” means any Technology that claims, embodies or incorporates delivery systems (and components thereof) based on or incorporating LNPs.

1.52 “Losses” has the meaning set forth in Section 8.6(a).

1.53 “Materials” means any tangible chemical or biological material, including any compounds, LNP, DNA, RNA (including mRNA), clones, cells, and any expression product, progeny, derivative or other improvement thereto, along with any tangible chemical or biological material embodying any Know-How including Formulated Product and Genome Modulating Constructs.

1.54 “mRNA Construct” means any mRNA that encodes [***] Protein Targets and any associated non-coding sequences, including any cap sequence, 5’ UTR, 3’UTR, and any polyadenylation sequences. The term “mRNA Construct” also includes the chemistry of natural and non-natural nucleic acids, and other chemical modifications associated with such mRNA and associated non-coding sequences.

1.55 “Non-Exclusive License” means a non-exclusive license in the form attached hereto as Exhibit 5.2(b).

1.56 “Omega Background Technology” means any and all patented and unpatented proprietary Technology owned or controlled by Omega that relates to Omega Controllers, including Genome Modulating Constructs and their component mRNA Construct(s), Genome Modulation by an Omega Controller and the related mechanism of action or biological activity used in the conduct of the Workplan or the work conducted under the Evaluation Agreement. Notwithstanding the foregoing, Omega Background Technology shall not include any Patent that claims Genome Modulating Constructs or Omega Controllers and that includes data from, or is enabled by, or conceived as a result of, the work conducted under the Evaluation Agreement.

1.57 “Omega Controller(s)” means a Protein Target that has a DNA targeting domain and an effector domain and that is designed to Genome Modulate either (a) a single Human Genome Target or (b) multiple Human Genome Targets within a single Insulated Genomic Domain.

1.58 “Omega Indemnitees” has the meaning set forth in Section 8.6(a).

1.59 “Omega Sole Technology” means without regard to inventorship, all Technology (other than Workplan Data) that arises out of the Workplan or the work conducted under the Evaluation Agreement and is solely an Improvement to the Omega Background Technology and that does not incorporate or consist of an Improvement to the Acuitas Background Technology. For clarity, any Technology arising out of the Workplan or the work conducted under the Evaluation Agreement that (a) is an Improvement to Omega Background Technology and (b) relates to any LNP Technology provided or used by Acuitas under the Workplan (whether specifically or generically) or the work conducted under the Evaluation Agreement is Joint IP and not Omega Sole Technology.

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1.60 “Omega Technology” means Omega Background Technology and Omega Sole Technology. For the avoidance of doubt, any Genome Modulating Construct or component thereof that is proprietary to Omega and provided by or on behalf of Omega to Acuitas and any Omega Controller encoded by such Genome Modulating Construct, will be Omega Background Technology (which for avoidance of doubt will not include any Patent that includes data from, or is enabled, or conceived as a result of, the work conducted under the Evaluation Agreement), and, therefore, Omega Technology under this Agreement.

1.61 “Omega Workplan Leader” has the meaning set forth in Section 2.1.

1.62 “Option” has the meaning set forth in Section 5.1.

1.63 “Option Exercise Fees” means (a) for the first Non-Exclusive License taken by Omega hereunder, One Million Five Hundred Thousand Dollars (US$1,500,000) payable on the effective date of such Non-Exclusive License and (b) for the second Non-Exclusive License taken by Omega hereunder, One Million Seven Hundred Fifty Thousand Dollars (US$1,750,000) payable on the Non-Exclusive License effective date of such Non-Exclusive License.

1.64 “Option Limit” has the meaning set forth in Section 5.1(c).

1.65 “Option Notice” has the meaning set forth in Section 5.2(a).

1.66 “Party” and “Parties” have the meaning set forth in the Preamble.

1.67 “Patent(s)” means an (a) issued patent, a patent application and a future patent issued from any such patent application, (b) a future patent issued from a patent application filed in any country worldwide that claims priority from a patent or patent application included in (a), (c) any additions, divisions, continuations, continuations-in-part, invention certificates, substitutions, reissues, reexaminations, extensions, registrations, utility models, supplementary protection certificates and renewals based on any patent or patent application under (a) or (b), but not including any rights that give rise to regulatory exclusivity periods (other than supplementary protection certificates, which will be treated as “Patents” hereunder), and (d) any counterpart of any patent or patent application under (a), (b) or (c) filed in any country worldwide.

1.68 “Pre-Existing Restrictions” means, with respect to a particular Target as of the date of the applicable Target Notice, that (a) Acuitas or its Affiliates are precluded from granting Omega a Non-Exclusive License under the Acuitas LNP Technology (as set forth in this Agreement) due to a conflicting grant of rights (or an outstanding option to obtain such a grant of rights) or covenant to a Third Party with respect to such Target pursuant to a bona fide written agreement that is executed in good faith in the ordinary course of business prior to the date of the Target Notice for such Target that is still in effect on such date or (b) such Target is currently internally reserved by Acuitas.

1.69 “Program” means the program of activities using Acuitas LNP Technology and Omega Technology for the development of Licensed Products incorporating Omega’s Genome Modulating Constructs that the Parties engage in under this Agreement pursuant to the Workplan.

1.70 “Protein Target” means either

(a) any naturally occurring protein encoded by a specific gene locus, as identified by the applicable transcript identifier (i.e., NCBI Refseq transcript ID), gene identifier (i.e., NCBI Refseq Gene ID), gene name and synonyms and DNA sequence coordinates and the applicable amino acid sequence, together with all variants of such protein, including the wild type, naturally occurring variants, engineered variants wherein modifications to the native amino acid sequence have been introduced (for example, mutated versions, derivatives or fragments), and species homologs and orthologs thereof, provided however that any such naturally occurring variant, engineered variant, or species homolog or ortholog possesses substantially similar mechanism of action and biological activity to the naturally occurring human protein (for example immunogenicity in case of antigens); or

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(b) any protein that is not covered by subclause (a) above (together with any variants, mutated versions, derivatives or fragments of such protein, provided that any such variant, mutated version, derivative or fragment possesses substantially similar mechanism of action and biological activity as such protein) and has greater than [***] percent ([***]%) sequence identity to the reference amino acid sequence provided by Omega to the Escrow Agent for such Protein Target.

1.71 “Receiving Party” has the meaning set forth in Section 7.1.

1.72 “Records” has the meaning set forth in Section 3.3(a).

1.73 “Reserved Target” means a Target with respect to which Omega shall have delivered to the Escrow Agent a Target Notice and that is deemed to be added to the Reserved Target List in accordance with Section 4.2(d)(ii). A Target that is removed from or replaced on the Reserved Target List pursuant to Section 4.2 will no longer be deemed a Reserved Target. For avoidance of doubt, the term Reserved Target includes all variants of such Target set forth within the definition of Target.

1.74 “Reserved Target List” means collectively, the list of all Reserved Targets.

1.75 “Restricted Target List” has the meaning set forth in Section 4.2(b).

1.76 “Target” means, collectively, one or more Omega Controllers and up to [***] Human Genome Targets, as the case may be, each, as identified in the appropriate nomination form pursuant to Section 4.2(c).

1.77 “Target Notice” has the meaning set forth in Section 4.2(c).

1.78 “Target Reservation and Maintenance Fees” means the annual fees set forth in Section 4.4(a).

1.79 “Target Acceptance Notice” has the meaning set forth in Section 4.2(d)(ii).

1.80 “Target Rejection Notice” has the meaning set forth in Section 4.2(d)(i).

1.81 “Target Response Notice” has the meaning set forth in Section 4.2(d).

1.82 “Technology” means collectively Patents and Know-How.

1.83 “Technology Access Fee” has the meaning set forth in Section 3.4(d).

1.84 “Term” has the meaning set forth in Section 9.1.

1.85 “Territory” means worldwide.

1.86 “Third Party” means any person or entity other than Omega, Acuitas and their respective Affiliates.

1.87 “Third Party Claims” has the meaning set forth in Section 8.6(a).

1.88 “Workplan” has the meaning set forth in Section 3.1(a).

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1.89 “Workplan Data” means the results of studies using Formulated Product conducted in accordance with the Workplan or the work conducted pursuant to the Evaluation Agreement. For avoidance of doubt, the results of LNP formulation studies conducted by Acuitas and Genome Modulating Construct studies conducted by Omega which, in each case, support the Formulated Product studies but do not use Formulated Product, will not be Workplan Data.

1.90 “Workplan Leaders” has the meaning set forth in Section 2.1.

1.91 “Works and Services” means the activities to be performed by Acuitas or Omega, as applicable, pursuant to the Workplan.

ARTICLE 2

Governance

2.1 Management. Management of the Program activities will be under the responsibility of [***], for Acuitas (the “Acuitas Workplan Leader”), and [***] for Omega (the “Omega Workplan Leader,” and together with the Acuitas Workplan Leader, or such other individuals as the Parties may designate in writing from time to time (the “Workplan Leaders”)). Each Workplan Leader will be the primary point of contact for the other Party on all matters relating to the Program activities.

2.2 Joint Development Committee.

(a) Development Committee. As soon as practicable, the Parties will establish a joint development committee, comprised of at least one (1) and up to two (2) representatives of Omega and at least one (1) and up to two (2) representatives of Acuitas (the “JDC”). One such representative from each Party will be such Party’s Workplan Leader. Each Party may replace its Workplan Leader and other JDC representatives at any time upon written notice to the other Party, provided, however, that each Party shall use reasonable efforts to ensure continuity on the JDC. With the consent of the other Party (which will not be unreasonably withheld, conditioned or delayed), each Party may invite non-voting employees and consultants to attend JDC meetings as necessary, subject to consultant’s agreement to be bound to the same extent as a permitted subcontractor under Section 3.1(i).

(b) Meetings. During the Term, the JDC will meet [***] by teleconference, videoconference or in person unless agreed otherwise by the JDC representatives. The JDC will have a quorum if at least one (1) representative of each Party is present or participating. Each Party will be responsible for all of its own expenses of participating in the JDC meetings. The Parties will endeavor to schedule meetings of the JDC at least [***] ([***]) weeks in advance. The Parties will alternate in preparing the meeting agenda, and the Party that was responsible for preparing the meeting agenda will prepare and circulate for review and approval by the other Party written minutes of such meeting within [***] ([***]) days after such meeting. The Parties will agree on the minutes of each meeting promptly, but in no event later than [***] ([***]) days after such meeting.

(c) Responsibilities. The JDC will oversee and supervise the overall performance of the Workplan and within such scope will:

(i) review the efforts of the Parties in the performance of the Workplan and allocate those resources for the Workplan committed by Acuitas (FTE Costs and external costs) hereunder;

(ii) revise and approve any revisions to the Workplan, or confirm that no revisions are necessary, on a regular basis and in any event before the start of each Calendar Quarter during the Term;

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(iii) form such other committees as the JDC may deem appropriate, provided that such committees may make recommendations to the JDC but may not be delegated JDC decision-making authority;

(iv) address such other matters (A) relating to the activities of the Parties under the Workplan as either Party may bring before the JDC, (B) that are delegated to the JDC under this Agreement, or (C) as may be mutually agreed by the Parties from time to time; and

(v) attempt to resolve any disputes within the scope of the JDC’s authority on an informal basis.

(d) Decision-making. The JDC will make decisions only by consensus with each Party having collectively one (1) vote. In the event the JDC is unable to reach agreement as to a matter within the JDC’s jurisdiction within [***] ([***]) days after it has first met and attempted to reach agreement (such event, a “JDC Deadlock”), upon the written request of a Party, such matter will be referred to a senior executive of each Party that is not on the JDC (the “Executive Officers”) (or their designees, provided that such designee is not on the JDC and has decision-making authority on behalf of such Party), who will attempt in good faith to resolve such JDC Deadlock by negotiation and consultation for a [***] ([***]) day period following receipt of such written notice. If, despite such efforts, agreement on a particular matter cannot be reached by the Executive Officers within such [***] ([***]) day period, then Omega will have the final decision-making authority with respect to such JDC Deadlock, subject to Section 3.1(c).

(e) Limits on JDC Authority. Each Party will retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers, or discretion will be delegated to or vested in the JDC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. The JDC will not have the power to amend, modify or waive compliance with this Agreement (other than as expressly permitted hereunder).

ARTICLE 3

The Program

3.1 Program Generally. The Parties will jointly conduct the Program. It is intended that Acuitas will be responsible for the lipid chemistry and LNP formulation and characterization work, Omega will be responsible for Genome Modulating Construct and Omega Controller development and Acuitas and Omega will each undertake preclinical studies as set forth in the Workplan. It is intended that upon completion of the Workplan activities with respect to a Licensed Product, the Parties will have optimized the formulation for such Licensed Product such that GMP activities can be initiated by Omega upon exercise of an Option with respect to that Licensed Product.

(a) Workplan Preparation. The development activities to be undertaken by the Parties with respect to each Reserved Target will be described in a detailed written development plan (the “Workplan”). The initial Workplan is attached hereto as Exhibit 3.1(a).

(b) Workplan Contents. The goal of the Workplan and the Program will be to evaluate and produce LNP formulations that are safe and efficacious for delivery of Omega’s Genome Modulating Constructs and to advance the development of such Genome Modulating Construct-LNP formulations as therapeutic or prophylactic drug candidates. All activities using Acuitas LNP Technology will be limited to Reserved Targets and will be only as set forth in the Workplan. The Workplan will include [***]. The Workplan will be comprehensive and include all activities using the Acuitas LNP Technology by both Parties commencing after the Effective Date, including [***], to be undertaken prior to Omega exercising an Option for a Non-Exclusive License. No Acuitas LNP Technology or Formulated Product will be used by Omega outside of the Workplan prior to Omega exercising an Option for a Non-Exclusive License and then only to the extent permitted under the Non-Exclusive License agreement.

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(c) Amendments to the Workplan. The Workplan will be reviewed as necessary at each meeting of the JDC, and at any other time upon the reasonable request of either Party, and will be modified in a manner that is consistent with the requirements for the Workplan set forth in Section 3.1(b) and otherwise at the direction of the JDC to reflect material scientific (and other) developments. Each [***], the JDC will update the Workplan to cover at least the subsequent [***] ([***]) months of the Program in detail or confirm that no updates are necessary. In all events, the Workplan will be consistent and not conflict with the terms of this Agreement, and in the event of any conflict between the Workplan and this Agreement, the terms of this Agreement will control. The Workplan may be amended by the JDC to accelerate, decelerate, add or remove activities thereunder, including reducing or eliminating Acuitas’ responsibilities for an activity thereunder; provided, that [***]. Acuitas will use commercially reasonable efforts and cooperate with Omega to comply with Omega’s requests. Omega may not exercise its final decision-making authority to amend the Workplan to include any activities that conflict with Pre-Existing Restrictions.

(d) Obligations Under the Workplan. During the Term, each Party will perform the Works and Services in a professional manner and in accordance with the Workplan and all applicable Laws, and each Party will use Diligent Efforts to meet the objectives and timelines set forth therein. Neither Party shall knowingly employ (or use a subcontractor that employs) in the performance of the Works and Services any individual or entity that is Debarred or subject to Debarment. It is understood that the activities and goals of the Workplan are experimental and that successful results cannot be guaranteed. The Parties will otherwise conduct the Program on the terms and conditions set forth in this Agreement and in accordance with the Workplan. Each Party will cooperate with and provide reasonably requested non-financial support to the other Party in such other Party’s performance of its responsibilities under the Workplan. In addition to the reporting obligations set forth in Section 3.3(b), each Party will keep the other Party reasonably informed of such Party’s activities under the Workplan through the JDC or as otherwise reasonably requested by the other Party.

(e) Supply of Formulated Product. Acuitas will use Diligent Efforts to manufacture and supply Omega with Formulated Product as set forth in the Workplan and Omega will pay to Acuitas the Formulated Product Fee for such Formulated Product meeting the specifications and other requirements of the Workplan. Acuitas and Omega will use the Formulated Product solely for research purposes in laboratory animals or in vitro studies as set forth in the Workplan and will not use Formulated Product in humans. The Formulated Product will be manufactured and supplied by Acuitas (i) in accordance with the specifications set forth in the Workplan, (ii) in compliance with applicable Laws, and (iii) by the delivery date set forth in the Workplan. No Formulated Product will be used outside of the Workplan. Omega will not perform any chemical analysis or testing of Formulated Product except as set forth in the Workplan and specifically will not attempt to determine the lipid composition or lipid structures or in any way seek to reverse-engineer any Formulated Product. Further Omega will not provide any Formulated Product to a Third Party unless previously approved by Acuitas in writing.

(f) Technology Transfer to Contract Manufacturing Organization. Prior to Omega’s exercise of an Option for a Licensed Product, Acuitas will be responsible for the Genome Modulating Construct-LNP formulation, including analytical testing and documentation for all Licensed Products directed to Reserved Targets. Following the completion of the Workplan for a Licensed Product and execution of a Non-Exclusive License agreement, Acuitas will promptly (and in any event within [***] ([***]) days following designation by Omega of the applicable GMP contract manufacturing organization (a “CMO”), provided such CMO is able to support this timeline) transfer Know-How relating to the then-current formulation process, raw materials supply, and analytical characterization for the manufacture of

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such Licensed Product to a single CMO determined by Omega and [***]. Acuitas will provide reasonable assistance to enable the CMO to manufacture such Licensed Product. Initiation of such technology transfer will be determined by Omega and will be for the then current formulation of the Licensed Product. For clarity, the then current formulation of the Licensed Product shall mean a single LNP formulation previously tested by Omega in accordance with the Workplan. [***].

(g) Payment for External Expenses. On [***], Omega will reimburse Acuitas for any reasonable external costs that are incurred by Acuitas in connection with performing the Works and Services in accordance with the Workplan and Workplan budget, provided that such external costs have been specified in the Workplan or, if agreed by the JDC, are promptly added to the Workplan. [***].

(h) Collaboration Partners. Omega may conduct parts of the Program together with a Third Party other than as set forth in subsection (i) below (Permitted Subcontracting); provided that [***]. Omega shall provide written notice to Acuitas of its execution of each agreement with a Collaboration Partner. Omega will ensure that each Collaboration Partner is subject to terms and conditions consistent with the terms and conditions in this Agreement (i) protecting and limiting use and disclosure of Confidential Information and Materials and Know-How, and (ii) requiring such Collaboration Partner and its personnel to assign to Omega all right, title and interest in and to any Technology created, conceived, developed or reduced to practice in the performance of the Workplan, in order to give effect to the provisions of ARTICLE 6 and 7, as applicable, excluding any such arising Technology that is an Improvement to Technology of such Collaboration Partner and does not incorporate or consist of an Improvement to Acuitas Background Technology or Acuitas Sole Technology. For avoidance of doubt, breach of any of the terms or conditions of this Agreement by a Collaboration Partner shall be a breach by Omega.

(i) Permitted Subcontracting. Each Party may subcontract activities to be performed under the Workplan to any of its Affiliates, subject to the Affiliate’s compliance with the terms and conditions of this Agreement including Article 6 and ARTICLE 7 below. In addition, each Party may subcontract its activities to be performed under the Workplan to a Contract Research Organization. Any such Contract Research Organization will have entered into a written agreement with the subcontracting Party that includes terms and conditions protecting and limiting use and disclosure of Confidential Information, Materials and Know-How at least to the same extent as under this Agreement, and requiring such Contract Research Organization and its personnel to assign to the subcontracting Party all right, title and interest in and to any Patents and Know-How and Materials created, conceived, developed or reduced to practice in connection with the performance of subcontracted activities in accordance with this Agreement in order to give effect to the provisions of ARTICLE 6 and Article 7, as applicable, excluding any Improvement to such Contract Research Organization’s Technology that does not incorporate or consist of an Improvement to Acuitas Background Technology or Acuitas Sole Technology. Any such subcontracting activities will be described in the reports for the Program required by Section 3.3(b).

3.2 FTEs.

(a) Generally. Acuitas will perform the Works and Services assigned to it under the Workplan and as part of the Program. The actual number of Acuitas FTEs committed to work on the Program at any particular point in time will be set forth in the Workplan. The Parties will prepare the Workplan, which will determine the number of Acuitas FTEs to be funded each year. Notwithstanding anything to the contrary set forth herein, in no event will (i) Acuitas be required to devote any FTEs to the conduct of the Program other than those funded by Omega or (ii) Omega be required to fund more than the actual number of FTEs devoted by Acuitas to the Workplan.

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(b) FTEs. Acuitas will ensure that those individuals selected by Acuitas to perform the Works and Services and otherwise support the activities to be undertaken by Acuitas pursuant to the Workplan will have sufficient scientific expertise, skill, training and competency to perform the proposed work and have similar skills, training and competency as those FTEs employed by Acuitas to perform work on Acuitas’ internal programs and for Third Parties. In the event that Omega has concerns regarding the selection of an individual to perform Works and Services or other activities under this Agreement, the Parties will discuss such concerns in good faith through the JDC.

(c) FTE Costs. Omega will fund Acuitas FTEs based on the number of hours actually worked by such FTEs and otherwise as set forth in the Workplan. Omega will reimburse Acuitas for FTE Costs on a Calendar Quarter-by-Calendar Quarter basis. Upon request by Omega, Acuitas will provide an estimate of Calendar Quarter FTE costs within [***] ([***]) days of such request. Acuitas will send a reasonably detailed invoice to Omega no later than [***] ([***]) days after the end of each Calendar Quarter, which invoice shall include a summary of all activities by the name of each individual, number of hours devoted by each such individual, and Works and Services type/activity performed by each such individual during such Calendar Quarter. Omega agrees to pay undisputed amounts in each such invoice within [***] ([***]) days of Omega’s receipt thereof.

3.3 Program Records, Reports and Materials.

(a) Records. Each Party will maintain, or cause to be maintained, records of its activities under the Program and the work conducted under the Evaluation Agreement in sufficient detail and in good scientific manner appropriate for scientific, Patent and regulatory purposes, that will properly reflect all work included in the Program and the Evaluation Agreement (“Records”) for a period of at least [***] ([***]) years after the creation of such Records or such longer period required by applicable Laws. Omega will have the right to request and receive a copy of any such Records maintained by Acuitas; and Acuitas will have the right to request and receive a copy of any such Records maintained by Omega to the extent such Records are required by Acuitas to exercise its rights under this Agreement.

(b) Data and Program Reports. Acuitas and Omega will share with one another through the JDC the Workplan Data. The Parties will not share with each other Confidential Information or Know-How relating to their Background Technologies or the Acuitas Sole Technology or Omega Sole Technology, respectively, including, in the case of Acuitas, LNP formulation information, except as provided in Section 3.1(f). Omega will share with Acuitas Workplan Data regarding the Genome Modulating Constructs and Omega Controllers only as and if needed by Acuitas to evaluate performance of the LNP Technology in order to conduct the Program. Acuitas may disclose Workplan Data in connection with the filing of patent applications for Acuitas Sole Technology (so long as no Omega Confidential Information is disclosed). Omega may disclose Workplan Data in connection with the filing of patent applications for Omega Sole Technology (so long as no Acuitas Confidential Information is disclosed). Omega may only use Workplan Data for the performance of its obligations under this Agreement and for internal research and development activities (which, for clarity, shall not include regulatory approval or commercial exploitation of a product) and for avoidance of doubt may disclose Workplan Data for such purposes to Third Parties so long as no Acuitas Confidential Information is disclosed; provided that following Omega’s exercise of an Option, Omega may also use such Workplan Data as set forth in a Non-Exclusive License. Acuitas may only use Workplan Data for the performance of its obligations under this Agreement and for internal research and development activities (which, for clarity, shall not include regulatory approval or commercial exploitation of a product) and for avoidance of doubt may disclose Workplan Data to Third Parties for such purposes so long as no Omega Confidential Information is disclosed. During the Term, each Party will furnish to the JDC a summary written report within [***] ([***]) days after [***] describing its progress under the Workplan and evaluating such work in relation to the goals of the Workplan as well as provide such other information as reasonably requested by the JDC. Within [***] ([***]) days following expiration or earlier termination of this Agreement, each Party will furnish to the JDC a final summary written report.

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(c) Materials.

(i) Each Party will, during the Term, furnish to each other samples of Materials which comprise, embody or incorporate Omega Technology or Acuitas LNP Technology, as the case may be, only as expressly set forth in the Workplan. Acuitas will furnish to Omega the quantities of Formulated Product as set forth in the Workplan and will use commercially reasonable efforts to provide any additional quantities which will be required in performance of the Program. In addition, each Party will, upon the other Party’s reasonable written request, furnish to such other Party other samples of Materials which comprise, embody or incorporate Omega Technology or Acuitas LNP Technology that are in such Party’s Control and are reasonable (both in quantity and identity) and useful for the other Party to carry out its responsibilities under the Workplan, provided (A) such Materials are reasonably and readily available in excess of the providing Party’s own requirements, and (B) supply of such Materials will not, in the providing Party’s reasonable judgment, (1) conflict with the providing Party’s internal or Third Party research programs, (2) conflict with the providing Party’s internal policies regarding such Materials, or (3) violate any agreement to which the providing Party is a party. Upon termination or expiration of this Agreement and unless such Material is the GMP ready formulation as set forth in Section 3.1(f) of a Licensed Product under a Non-Exclusive License agreement, Materials will, at the providing Party’s option and request to be made (if at all) within [***] ([***]) months after such termination or expiration or the effective date of termination, be returned to the providing Party or destroyed. The provision of Materials hereunder by either Party will not constitute any grant, option or license under any Patents or Know-How, except as expressly set forth herein.

(ii) Each Party will use such Materials only in accordance with the Workplan and otherwise in accordance with the terms and conditions of this Agreement. Except as otherwise specified in the Workplan or except with the prior written consent of the supplying Party, the Party receiving any Materials will not distribute or otherwise allow the release of Materials to any Third Party, except, with respect to either Party, to any permitted subcontractors under Section 3.1(i) and, with respect to Omega, to any Collaboration Partners. All Materials delivered to the receiving Party will remain the sole property of the providing Party (except that the Formulated Product will be the property of both Parties) and will be used in compliance with all applicable Laws and only to perform activities set forth in the Workplan. Formulated Product will be destroyed by both Parties upon written request by either Party. The Materials supplied under this Agreement will be used with prudence and appropriate caution in any experimental work because not all of their characteristics may be known.

3.4 Program Licenses.

(a) By Acuitas. Subject to the terms and conditions of this Agreement, Acuitas hereby grants to Omega (and to its Affiliates) a worldwide, non-exclusive, royalty-free license under the Acuitas LNP Technology, solely to the extent necessary to enable Omega (and its Affiliates) to perform its activities set forth in the Workplan and for no other purpose. The foregoing license will not include the right to grant sublicenses, except to permitted Collaboration Partners and Contract Research Organizations in accordance with Sections 3.1(i) and 3.1(h).

(b) By Omega. Subject to the terms and conditions of this Agreement, Omega hereby grants to Acuitas a worldwide, non-exclusive, royalty-free license under the (i) Omega Technology Controlled by Omega, solely to the extent needed to enable Acuitas to perform its activities set forth in the Workplan and for no other purpose. The foregoing license will not include the right to grant sublicenses, except to permitted Contract Research Organizations in accordance with Section 3.1(i).

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(c) No Other Licenses. No license or right is or will be created or granted hereunder by implication, estoppel or otherwise. All licenses and rights are or will be granted only as expressly provided in this Agreement.

(d) Technology Access Fee. For each Option, Omega will pay to Acuitas a technology access fee equal to [***] Dollars (US$[***]) (“Technology Access Fee”) within [***] ([***]) Business Days following the Effective Date, and thereafter on each anniversary of the Effective Date during the Term, Omega will pay to Acuitas a Technology Access Fee of [***] Dollars (US$[***]) for each Option not exercised prior to such anniversary. [***].

ARTICLE 4

Reserved Targets

4.1 Generally. Omega will have the right, but not the obligation, to non-exclusively reserve Targets for potential use in the Workplan, in accordance with this ARTICLE 4. Omega will select the Targets that will be the subject of the work performed as part of the Program from the Reserved Targets specified in accordance with this ARTICLE 4. The initial Reserved Target for the Program has been confirmed by a Target Response Notice from the Escrow Agent dated the Effective Date. Additionally, Omega shall have the right, but not the obligation, to exercise Options in accordance with this ARTICLE 4 and ARTICLE 5.

4.2 Reserved Target List, Restricted Target List and Target Notices.

(a) Escrow Agent. The Escrow Agent will maintain in confidence the Restricted Target List and respond to Omega’s Target Notices and Option Notices on behalf of Acuitas. The Escrow Agent shall not inform Acuitas of any Omega potential Reserved Targets or any Omega Reserved Targets, including any Omega Controller sequence information or the Human Genome Target(s) that any such Omega Controller is designed to Genome Modulate, without Omega’s prior written consent. For the avoidance of doubt, the Escrow Agent shall not notify Acuitas if a potential Reserved Target has been rejected from the Reserved Target List under this Section 4.2. All costs and expenses incurred through the Escrow Agent will be borne by Acuitas.

(b) Pre-Existing Restrictions. Acuitas will maintain, at the Escrow Agent, a current and up-to-date list of Targets that are subject to Pre-Existing Restrictions (the “Restricted Target List”). Such list will also identify the scope of the Pre-Existing Restrictions. Acuitas represents, warrants and covenants to Omega that (i) the Restricted Target List is and will at all times be accurate and (ii) neither Acuitas nor any of its Affiliates will grant any licenses, options or other rights in or to the Acuitas LNP Technology that would preclude Acuitas from granting to Omega a Non-Exclusive License for each Reserved Target as set forth herein. The decision of the Escrow Agent with respect to the Targets subject to Pre-Existing Restrictions will be conclusive unless there is fraud on the part of Acuitas in which case Omega reserves all rights against Acuitas but absent fraud on the part of the Escrow Agent, Omega shall have no recourse against the Escrow Agent.

(c) Target Notices. If (i) Omega desires to add or remove a Target from the Reserved Target List, or (ii) Omega desires to exercise an Option for a Licensed Product, Omega will notify the Escrow Agent in writing of the same. Such notice will identify as applicable, in addition to the information relating to such proposed Targets set forth on the form of Target Notice attached hereto as Exhibit 4.2, (A) in the case of clause (i) above, whether Omega wishes to non-exclusively reserve such Target or remove such Target from the Reserved Target List, (B) in the case of clause (ii) above, if Omega wishes to exercise an Option (each such notice, a “Target Notice”). Each Target Notice will specify the Omega Controller(s) and the Human Genome Target(s) that each Omega Controller is designed to Genome Modulate. No Target will include more than [***] ([***]) Human Genome Targets.

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(d) Target Response Notices. The Escrow Agent, on behalf of Acuitas, will review each Target Notice provided by Omega and, within [***] of the Escrow Agent’s receipt of a Target Notice, the Escrow Agent will provide Omega with written notice that includes the following information (each such notice, a “Target Response Notice”):

(i) If, as of the date of Omega’s Target Notice for a Target, such Target is on the Restricted Target List and is listed as being subject to Pre-Existing Restrictions that restrict Acuitas from taking the action requested by Omega in the Target Notice, or if the action requested by Omega would exceed the applicable Concurrent Reserved List Limit or the Option Limit, then the Target Response Notice issued for such Target will so certify to Omega and will specify whether such applicable Target is subject to a Pre-Existing Restriction (such notice, a “Target Rejection Notice”). For clarity, the Target Rejection Notice will specify which Target (Human Genome Target or Omega Controller) is subject to a Pre-Existing Restriction.

(ii) If, as of the date of Omega’s Target Notice for a Target, such Target is not subject to any Pre-Existing Restrictions that would prevent the action requested by Omega in the Target Notice, and the action requested by Omega would not exceed the applicable Concurrent Reserved List Limit or the Option Limit, then such Target shall, consistent with the Target Notice, automatically be as of the date of the Target Notice (A) added or removed from the Reserved Target List on a non-exclusive basis, and (B) deemed to be subject to an Option exercised by Omega on a non-exclusive basis subject to terms and conditions of Section 5.2, including the payment of the applicable Option Exercise Fee, and the Target Response Notice issued for the Targets included in the Licensed Product will certify the same to Omega (such notice, an “Target Acceptance Notice”). So long as a Target is on the Reserved Target List and Omega has an Option with respect to such Target, Acuitas and its Affiliates will not exclusively internally reserve such Target or grant to any Third Party an exclusive license (or an option to obtain such a grant of rights) under the Acuitas LNP Technology with respect to such Target. This Section 4.2(d)(ii) shall survive the termination or expiration of this Agreement solely in the event that the Parties enter into a Non-Exclusive License prior to such termination or expiration.

(e) Concurrent Reserved List Limits. During the Term, Omega will have the right to select up to two (2) Reserved Targets at any one time to be placed on the Reserved Target List (the “Concurrent Reserved List Limit”). Targets can be removed from the Reserved Target List, added to the Reserved Target List or replaced on the Reserved Target List at any time subject to the limitations on the total numbers of each Target. The Concurrent Reserved List Limit will be reduced by one for each Option exercised such that the number of Reserved Targets plus the number of Options exercised shall not exceed two (2).

(f) Minimum Target Reservation Requirement. Subject to the Concurrent Reserved List Limit and the availability of potential Reserved Targets for reservation pursuant to this Section 4.2, Omega will elect and maintain at least one (1) Target to be placed on the Reserved Target List at all times (“Minimum Target Reservation Requirement”).

4.3 Expiration of Pre-Existing Restrictions. If any Pre-Existing Restrictions identified in a Target Rejection Notice that precluded Acuitas from taking the action requested by Omega in a Target Notice later expire or otherwise are modified or terminate such that Acuitas is no longer precluded from taking the action requested by Omega in a Target Notice, the Escrow Agent will notify Omega of such event and Omega will have an option, for a period of [***] ([***]) days following delivery of such notice to Omega, to (a) add such Target to the Reserved Target List, or (b) exercise an Option with respect to a

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Licensed Product directed to such Target, as the case may be, in each case ((a) and (b)), subject to the Concurrent Reserved List Limits and the Option Limit. For clarity, Omega will at all times thereafter have the right to provide a Target Notice for such Target to the Escrow Agent pursuant to Section 4.2(c) but such Target Notice will be subject to any intervening Pre-Existing Restrictions.

4.4 Fees.

(a) Target Reservation and Maintenance Fees. Omega will pay to Acuitas [***] Dollars (US$[***]) per [***] for each Reserved Target until such Target is removed from the Reserved Target List or Omega exercises an Option with respect to such Reserved Target. Target(s) removed from the Reserved Target List shall be available to Third Parties and [***].

(b) [***].

ARTICLE 5

Omega License Options

5.1 Option. From the period commencing on the Effective Date and, subject to Section 9.2(a) and Section 10.15, ending on the expiration of the Term, Acuitas hereby grants to Omega the options (each, an “Option”) set forth below. Omega’s Option is non-exclusive with respect to Licensed Products directed to a Reserved Target.

(a) Non-Exclusive License. An Option shall include the right to enter into a non-exclusive, worldwide, license, with a right to sub-license through multiple tiers, under the Licensed Technology to research, develop, make, have made, keep, use, sell, offer to sell, have sold, import, export or otherwise commercialize and exploit Licensed Products directed to a Reserved Target in the Field of Use in the Territory. The Option to obtain a Non-Exclusive License will be limited to Targets that are on the Reserved Target List at the time of exercise of the Option. The Non-Exclusive License will also include Omega’s right to replace such Licensed Product with a Backup Licensed Product at any time prior to the initiation by Omega of the first Phase 1 Study (as such term is defined in the Non-Exclusive License) of a Licensed Product, not to exceed [***] ([***]) such replacement Backup Licensed Products. Once an Option has been exercised with respect to Licensed Products directed to a Reserved Target, the Reserved Target will no longer be included in the Workplan and except as set forth in the Non-Exclusive License all further development work on Licensed Products directed to such Reserved Target and any Backup Licensed Products will be undertaken solely by Omega.

(b) Option Limit. Omega will have the right to exercise Options with respect to a maximum of two (2) Reserved Targets (the “Option Limit”).

(c) Form of Non-Exclusive License Agreement. The form of Non-Exclusive License agreement attached hereto as Exhibit 5.2(b) will be used for all licenses granted upon the exercise of an Option hereunder. Each Non-Exclusive License will grant rights for Licensed Products directed to the Reserved Target specified in the Option Notice.

5.2 Omega’s Exercise of Option. Omega may exercise each such Option by delivering to Acuitas an Option Notice and paying to Acuitas the Option Exercise Fee in accordance with this Section 5.2. If not exercised prior to the expiration of the Term, the Options granted to Omega under this ARTICLE 5 with respect to all Reserved Targets will terminate in full and will no longer be exercisable.

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(a) Option Notice. Omega has the right to deliver to the Escrow Agent, prior to the expiration of the Term, a Target Notice including the information set forth in Exhibit 4.2(c), as applicable, for the Licensed Products directed to the Reserved Target for which Omega wishes to exercise an Option (each such Target Notice, an “Option Notice”). Omega will submit one (1) Option Notice for the Licensed Products directed to each Reserved Target for which Omega wishes to exercise the Option.

(b) Non-Exclusive License Agreement. Within [***] ([***]) Business Days of the Escrow Agent’s receipt of an Option Notice, Omega and Acuitas will enter into a Non-Exclusive License using the form attached hereto as Exhibit 5.2(b) for the Licensed Products directed to the Reserved Target specified in the relevant Option Notice.

(c) Option Exercise Fee. Within [***] ([***]) Business Days after the effective date of a Non-Exclusive License and [***], Acuitas will issue an invoice to Omega for the Option Exercise Fee less any amounts creditable against such Option Exercise Fee for such Non-Exclusive License pursuant to Section 4.4(b). Each such payment will be due within [***] days ([***]) days after Omega’s receipt of such invoice from Acuitas. A separate Option Exercise Fee will be required for each Non-Exclusive License executed by the Parties in accordance with this ARTICLE 5.

ARTICLE 6

Ownership of Program Technology

6.1 Disclosure of LNP Know-How. Notwithstanding anything to the contrary in this Agreement, Acuitas will not disclose to Omega any Know-How within the Acuitas LNP Technology without Omega’s prior written consent other than pursuant to a Non-Exclusive License following Omega’s exercise of an Option.

6.2 Ownership.

(a) Omega Owned Technology. As between the Parties, Omega will own all right, title and interest in and to the Omega Technology.

(b) Acuitas Owned Technology. As between the Parties, Acuitas will own all right, title and interest in and to the Acuitas LNP Technology.

(c) Jointly Owned Technology. The Parties will jointly own any and all Joint IP. Each Party will have an undivided one-half interest in and to such Joint IP. Subject to the terms of this Agreement and any Non-Exclusive License agreement, each Party will exercise its ownership rights in and to such Joint IP, including the right to license and sublicense or otherwise to exploit, transfer or encumber its ownership interest, without an accounting or obligation to, or consent required from, the other Party, but subject to the licenses hereunder and the other terms and conditions of this Agreement. At the reasonable written request of a Party, the other Party will in writing grant such consents and confirm that no such accounting is required to affect the foregoing regarding Joint IP. Neither Party will file any Patent application or otherwise seek to protect any Joint IP without the prior written consent of the other Party.

(d) Assignment of Technology. Each Party, for itself and on behalf of its Affiliates, hereby assigns (and to the extent such assignment can only be made in the future, hereby agrees to assign), to the other Party (i) any Technology that is solely owned by such other Party under this Section 6.2, and (ii) a joint and undivided interest in and to all Joint IP. The Parties will reasonably cooperate to more fully document the rights of each Party as defined in this Section 6.2, including by executing all lawful papers and instruments, obtaining and executing necessary powers of attorney and assignments by the named inventors, making all rightful oaths and declarations and providing consultation and assistance as may be necessary.

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6.3 Assignment. Each Party will require, to the extent legally possible under relevant national or local Laws and subject to Section 3.1(h) and Section 3.1(i), all of its employees, Affiliates and any Third Parties working pursuant to this Agreement on its behalf, to assign, or otherwise convey rights to such Party in, its right, title and interest in any invention or Patent conceived, reduced to practice, created or otherwise made in performance of the Workplan or work conducted under the Evaluation Agreement, in order to accomplish the ownership provisions set forth in this ARTICLE 6. Each Party will be responsible for any compensation payable by such Party to its employees, Affiliates or any Third Parties working pursuant to this Agreement on its behalf.

6.4 Prosecution and Maintenance.

(a) General. As between the Parties and subject to any Non-Exclusive License, (i) Omega will have the sole right but not the obligation, at its expense, to prosecute and maintain Patents within the Omega Technology and (ii) Acuitas will have the sole right but not the obligation, at its expense, to prosecute and maintain Patents within the Acuitas LNP Technology. Upon request by either Party, the Parties will promptly enter into a joint prosecution and maintenance agreement (“Joint Prosecution and Maintenance Agreement”) with respect to the Joint IP that, unless otherwise agreed by the Parties, shall provide at a minimum that the Party with the responsibility to prosecute and maintain the Patents within the Joint IP will (i) keep the other Party reasonably informed of its prosecution and maintenance activities, (ii) provide the other Party with a reasonable opportunity to review and comment on any material submissions or correspondence with a patent office and incorporate in good faith any comments from the other Party, and (iii) provide to the other Party copies of all correspondence sent to or received from a patent office with respect to such Patents.

(b) Cooperation. Each Party will reasonably cooperate with the other Party in the prosecution and maintenance of the Patents within the Joint IP. Such cooperation includes promptly executing all documents, or requiring inventors, subcontractors, employees and consultants to execute all documents, as reasonable and appropriate so as to enable the prosecution and maintenance of any such Patents in any country.

6.5 Patent Enforcement and Defense.

(a) Notice. During the Term, to the extent not in breach of an obligation of confidentiality, Acuitas will promptly notify, in writing, Omega upon learning of any claim of invalidity or unenforceability of any Patents included in the Acuitas LNP Technology or any claim that the practice of the Acuitas LNP Technology infringes Third Party Patents, and will, along with such notice, supply Omega with any evidence in its possession pertaining thereto.

(b) Enforcement. As between the Parties and subject to any Non-Exclusive License Acuitas will have the sole right, but not the obligation, to seek to abate any infringement of the Patents included in the Acuitas LNP Technology by a Third Party, or to file suit against any such Third Party for such infringement. As between the Parties, Omega will have the sole right but not the obligation, at its expense, to enforce and defend any Patents within the Omega Technology.

(c) Defense. As between the Parties and subject to any Non-Exclusive License agreement, Acuitas will have the sole right, but not the obligation, to defend against a declaratory judgment action or other action challenging any Patents included in the Acuitas LNP Technology.

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ARTICLE 7

Confidentiality

7.1 Confidential Information. Each Party (“Disclosing Party”) may disclose to the other Party (“Receiving Party”), and the Receiving Party may acquire during the course and conduct of activities under the Agreement, certain non-public confidential information of the Disclosing Party in connection with this Agreement or the Evaluation Agreement. The term “Confidential Information” means all information of any kind, whether in written, oral, graphical, machine-readable or other form, whether or not marked as confidential or proprietary, that is disclosed or made available by or on behalf of the Disclosing Party to or on behalf of the Receiving Party in connection with this Agreement or the Evaluation Agreement; provided, that (a) the Acuitas Sole Technology will be the Confidential Information of Acuitas and the Omega Sole Technology will be the Confidential Information of Omega, (b) the Joint IP will be Confidential Information of both Parties, and either Party may use and disclose Joint IP in connection with such Party’s permitted exploitation of such Technology, provided that the recipient is bound by confidentiality and non-use obligations corresponding to the obligations under this Agreement and any Non-Exclusive License agreement, and (c) the data and results generated from the Workplan and the work conducted under the Evaluation Agreement shall be subject to Section 3.3(b), which shall supersede any other provisions of this Agreement to the contrary. For the avoidance of doubt, the identity of potential Reserved Targets or any Omega Reserved Targets and the information contained in any Target Notice submitted by Omega to the Escrow Agent, including any Omega Controller sequence information and the Human Genome Target(s) any such Omega Controller is designed to Genome Modulate, are the Confidential Information of Omega. Confidential Information includes Confidential Information disclosed by either Party pursuant to the Confidential Disclosure Agreement.

7.2 Restrictions. During the Term and for [***] ([***]) years thereafter, or with respect to any trade secret included in the Confidential Information for so long as such trade secret is protected under applicable Laws (provided, that Receiving Party has not publicly disclosed such trade secret in breach of its obligations under this Article 7), the Receiving Party will keep all Disclosing Party’s Confidential Information in confidence with the same degree of care with which Receiving Party holds its own confidential information, but in no event less than reasonable care. Receiving Party will not use Disclosing Party’s Confidential Information except for in connection with the performance of its obligations and exercise of its rights under this Agreement or any Non-Exclusive License. Receiving Party has the right to disclose Disclosing Party’s Confidential Information without Disclosing Party’s prior written consent to (a) Receiving Party’s Affiliates, and (b) each of Receiving Party’s employees, permitted subcontractors (subject to Section 3.1(i)) and Collaboration Partners, consultants or agents who have a need to know such Confidential Information in order to perform (or for such entities to determine their interest in performing) Receiving Party’s obligations or in the exercise of the Receiving Party’s rights under this Agreement and who are under written obligations to comply with the restrictions on use and disclosure that are no less restrictive than those set forth in this Article 7. Receiving Party assumes responsibility for such persons maintaining Disclosing Party’s Confidential Information in confidence and using same only for the purposes described herein.

7.3 Exceptions. Receiving Party’s obligation of nondisclosure and the limitations upon the right to use the Disclosing Party’s Confidential Information will not apply to a specific portion of the Disclosing Party’s Confidential Information to the extent that Receiving Party can demonstrate that such portion: (a) was known to Receiving Party or any of its Affiliates prior to the time of disclosure by the Disclosing Party without obligation of confidentiality; (b) is or becomes public knowledge through no fault or omission of Receiving Party or any of its Affiliates; (c) is obtained on a non-confidential basis by Receiving Party or any of its Affiliates from a Third Party who to Receiving Party’s knowledge is lawfully in possession thereof and under no obligation of confidentiality to Disclosing Party; or (d) has been independently developed by or on behalf of Receiving Party or any of its Affiliates without the aid, application or use of Disclosing Party’s Confidential Information.

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7.4 Permitted Disclosures. Receiving Party may disclose Disclosing Party’s Confidential Information to the extent (and only to the extent) such disclosure is permitted under Section 7.2 or is reasonably necessary in the following instances:

(a) in order and to the extent required to comply with applicable Laws (including any securities Laws or the regulations or rules of a securities exchange applicable to Receiving Party) or with a legal or administrative proceeding or as required by a court or administrative order;

(b) in connection with prosecuting or defending litigation including responding to a subpoena in a Third Party litigation;

(c) in connection with filing, prosecuting and enforcing Patents in connection with Receiving Party’s rights and obligations pursuant to this Agreement;

(d) to actual or potential: acquirers or permitted assignees, investment bankers, investors lenders, and other financing sources, and to consultants and advisors of the Receiving Party; and

(e) in the case of Omega, to Collaboration Partners, but in case the Collaboration Partner is only a potential licensee, partner or assignee, only such information that is reasonably necessary or useful for the potential licensee, partner or assignee to evaluate the Technology of interest, including design of experiments conducted under the Workplan, data and results generated under the Workplan and LNP/Licensed Product manufacturing processes, but if a Non-Exclusive License agreement has not been executed, excluding the particular chemical structure and formulation of any lipid nanoparticles (which excluded information may be disclosed to such potential licensee, partner or assignee upon Acuitas’ prior written consent);

provided, that (1) where reasonably possible, Receiving Party will notify Disclosing Party of Receiving Party’s intent to make any disclosure pursuant to subsections (a) or (b) above sufficiently prior to making such disclosure so as to allow Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed, and (2) with respect to subsections (d) or (e) above, each of those entities are required to comply with the restrictions on use and disclosure in Section 7.2 (other than investment bankers, investors, lenders, and other financing sources which must be bound prior to disclosure by commercially reasonable obligations of confidentiality). Confidential Information that is required to be disclosed pursuant to subsections (a) or (b) will remain otherwise subject to the confidentiality and non-use provisions of Section 7.1 and Section 7.2. If either Party concludes that a copy of this Agreement must be filed with the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States, at least [***] ([***]) Business Days in advance of any such filing such Party will provide the other Party with a copy of this Agreement showing any provisions hereof as to which the Party proposes to request confidential treatment, will provide the other Party with a reasonable opportunity to comment on any such proposed redactions and to suggest additional redactions, and will take such Party’s reasonable and timely comments into consideration before so filing the Agreement.

7.5 Return of Confidential Information. Upon expiry or earlier termination of the Agreement, upon written request of a Party (such request, if made, to be made within [***] ([***]) months of such expiry or termination) the other Party will destroy or return (as specified in such request) to the requesting Party all copies of the Confidential Information of the requesting Party; provided, that a Party may retain: (a) one copy of such Confidential Information for record-keeping purposes, for the sole purpose of ensuring

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compliance with this Agreement; (b) any copies of such Confidential Information as are required to be retained under applicable Laws; (c) any copies of such Confidential Information as are necessary or useful for such Party to exercise a right or fulfill an obligation under this Agreement, including any Non-Exclusive License; and (d) any copies of any computer records and files containing Confidential Information that have been created by such Party’s routine archiving/backup procedures, in each case provided that such copies are maintained in accordance with this ARTICLE 7.

7.6 Publications. Notwithstanding anything in this Agreement to the contrary, each Party shall be permitted to publish the results of the Program including Workplan Data that constitute the other Party’s or joint Confidential Information only with the prior written consent of the other Party, subject to Section 7.3 and Omega’s right to publish such results of its development under the applicable Non-Exclusive License agreement in accordance with Section 8.6 thereof. Either Party wishing to make a publication or public presentation of Program results that contains the Confidential Information of the other Party will deliver to the other Party a copy of any proposed written publication or presentation of Program results at least [***] ([***]) days prior to submission for publication or presentation. Each Party will have the right to (a) remove its Confidential Information from the other Party’s proposed publications, (b) propose modifications to the publication or presentation for patent reasons, trade secret reasons or business reasons, which proposals the publishing Party will consider in good faith, and (c) request a reasonable delay in publication or presentation in order to protect patentable information in accordance with Article 6. Following the expiration of the applicable time period for review, the publishing Party will be free to submit for publication or otherwise disclose to the public such results, subject to the procedures set forth in the remainder of this Section 7.6. If the nonpublishing Party provides written notice to the publishing Party requesting a delay pursuant to clause (iii) in this Section 7.6, the publishing Party will delay such submission or presentation for a period of an additional [***] ([***]) days to enable the nonpublishing Party to file patent applications on the disclosed subject matter. The publishing Party will thereafter be free to publish or disclose such information, except that subject to Section 7.3 the publishing Party may not disclose any Confidential Information of the nonpublishing Party. Expedited reviews for abstracts or poster presentations, or for other publications that may relate to potential patent applications, may be arranged only with the prior written consent of both Parties. Omega and Acuitas will each comply with standard academic practice regarding authorship of scientific publications and recognition of the contributions of other parties in any publications relating to studies conducted under the Workplan.

7.7 Patents. Except as expressly permitted under this Agreement, neither Party will file a patent application that includes or discloses the Confidential Information of the other Party without the consent of such other Party.

7.8 Terms of this Agreement; Publicity. The Parties agree that the material terms of this Agreement will be treated as Confidential Information of both Parties, and thus may be disclosed only as permitted by Sections 7.2, 7.3 and 7.4. Except as required by applicable Laws (including any securities Laws or the regulations or rules of a securities exchange) or otherwise agreed by the Parties in writing, each Party agrees not to issue any press release or public statement disclosing information relating to the existence of this Agreement or the transactions contemplated hereby or the terms hereof without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed.

ARTICLE 8

Warranties; Covenants; Limitations of Liability; Indemnification

8.1 Representations and Warranties. Each Party represents and warrants to the other as of the Effective Date that (a) it is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated, (b) it has the legal right and power to enter into this Agreement, to extend the rights, licenses and options granted or to be granted to the other in this Agreement,

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and to fully perform its obligations hereunder, (c) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, (d) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting the enforcement of creditors’ rights generally and as may be limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies, (e) the execution, delivery and performance of this Agreement by such Party does not violate any Law of any court, governmental body or administrative or other agency having jurisdiction over such Party, (f) no government authorization, consent, approval, license, exemptions of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable Laws currently in effect, is necessary for the transactions contemplated by this Agreement or for the performance of its obligations under this Agreement, and (g) and during the Term, that its Affiliates, its and their employees, and their consultants and agents have executed agreements or have existing obligations under Law requiring assignment to such Party of all intellectual property and proprietary rights made during the course of and as the result of their association with such Party, and obligating such individuals to maintain as confidential the Confidential Information of a Disclosing Party under this Agreement or any Non-Exclusive License agreement, and of any Third Party which such Party may receive.

8.2 Additional Representations and Warranties of Acuitas. Acuitas hereby represents and warrants to Omega as of the Effective Date as follows:

(a) Impairment. Neither Acuitas nor any of its Affiliates has entered into any agreement or otherwise licensed, granted, assigned, transferred, conveyed or otherwise encumbered or disposed of any right, title or interest in or to any of its assets, including any Technology, that would in any way conflict with or impair the scope of any rights, licenses or options granted to Omega hereunder or that would be granted to Omega under any Non-Exclusive License agreement.

(b) Patents and Know-How. Exhibit 1.1 sets forth a complete and accurate list of all Patents included in the Acuitas Background Technology. Acuitas Controls the Acuitas Background Technology. All Acuitas inventors of the Acuitas Background Technology have validly assigned their rights to such Technology to Acuitas. Acuitas is and will remain entitled to grant to Omega the licenses and rights specified herein or under a Non-Exclusive License during the Term as contemplated by this Agreement, to the Patents and the Know-How within the Acuitas Background Technology. To Acuitas’ knowledge, the Patents listed on Exhibit 1.1 have been diligently prosecuted and maintained in accordance with applicable Law. None of the Patents included in the Acuitas Background Technology listed on Exhibit 1.1 are or have been involved in any opposition, cancellation, interference, reissue or reexamination proceeding, and to Acuitas’ knowledge as of the Effective Date, no Acuitas Background Technology is the subject of any judicial, administrative or arbitral order, award, decree, injunction, lawsuit, proceeding or stipulation. As of the Effective Date, neither Acuitas nor any of its Affiliates has received any notice alleging that the Patents in the Acuitas Background Technology listed on Exhibit 1.1 are invalid or unenforceable, or challenging Acuitas’ ownership of or right to use the Acuitas Background Technology.

(c) Entire LNP Technology. The Acuitas Background Technology licensed to Omega under this Agreement or any Non-Exclusive License agreement comprises all LNP Technology owned or Controlled by Acuitas. [***].

(d) Encumbrances. Acuitas and its Affiliates are not subject to any payment obligations to Third Parties as a result of the execution or performance of this Agreement or the Evaluation Agreement. As of the Effective Date, neither Acuitas nor any of its Affiliates has granted any liens or security interests on the Acuitas Background Technology, and the Acuitas Background Technology is free and clear of any mortgage, pledge, claim, security interest, covenant, easement, encumbrance, lien or charge of any kind.

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(e) Defaults. The execution, delivery and performance by Acuitas of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation of, conflict with, result in a breach of or constitute a default under any understanding, contract or agreement to which Acuitas is a party or by which it is bound, including the [***], in each case as would reasonably be expected to have a material adverse effect on the rights granted to Omega hereunder or under any Non-Exclusive License agreement.

(f) Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of Acuitas, currently threatened in writing against or affecting Acuitas that questions the validity of this Agreement, the right of Acuitas to enter into this Agreement or consummate the transactions contemplated hereby or that relates to the Acuitas LNP Technology.

(g) Infringement. Neither Acuitas nor any of its Affiliates has received any notice of any claim, nor does Acuitas or its Affiliates have any knowledge of any basis for any claim, that any Patent, Know-How or other intellectual property owned or controlled by a Third Party would be infringed or misappropriated by the practice of any Acuitas LNP Technology.

(h) Third Party Infringement. To Acuitas’ knowledge, no Third Party is infringing or has infringed any Patent within the Acuitas LNP Technology or is misappropriating or has misappropriated any Know-How within the Acuitas LNP Technology.

(i) No Debarment. Neither Acuitas, nor to Acuitas’ knowledge any of its employees, have been Debarred or are subject to Debarment.

8.3 Disclaimers. Without limiting the respective rights and obligations of the Parties expressly set forth herein, each Party specifically disclaims any guarantee that the Program will be successful, in whole or in part. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED.

8.4 No Consequential Damages. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY WILL BE LIABLE TO THE OTHER OR ANY THIRD PARTY WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES; PROVIDED THAT THIS SECTION 8.4 WILL NOT APPLY TO BREACHES OF ARTICLES 6 OR 7 OR THE PARTIES’ INDEMNIFICATION RIGHTS AND OBLIGATIONS UNDER ARTICLE 8.

8.5 Performance by Others. The Parties recognize that each Party may perform some or all of its obligations under this Agreement through Affiliates, or permitted subcontractors in accordance with Section 3.1(i); provided, however, that each Party will remain responsible and liable for the performance by its Affiliates or permitted subcontractors and will cause its Affiliates and permitted subcontractors to comply with the provisions of this Agreement in connection therewith.

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8.6 Indemnification.

(a) Indemnification by Acuitas. Acuitas will indemnify Omega, its Affiliates and their respective directors, officers, employees, Third Party licensors, licensees, permitted subcontractors, Collaboration Partners and agents, and their respective successors, heirs and assigns (collectively, “Omega Indemnitees”), and defend and hold each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) in connection with any and all suits, investigations, claims or demands of Third Parties (collectively, “Third Party Claims”) against the Omega Indemnitees to the extent arising from or occurring as a result of: (i) the breach by Acuitas of any provision of this Agreement or the Evaluation Agreement; or (ii) any negligence or willful misconduct on the part of any Acuitas Indemnitee in the conduct of the Workplan or the work conducted under the Evaluation Agreement; or (iii) the use, practice, license or other exploitation of the Joint IP by or on behalf of Acuitas for its own or a Third Party’s account except in each case (i)-(iii) to the extent Omega is obligated to indemnify an Acuitas Indemnitee in accordance with Section 8.6(b).

(b) Indemnification by Omega. Omega will indemnify Acuitas, its Affiliates and their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, “Acuitas Indemnitees”), and defend and hold each of them harmless, from and against any and all Losses in connection with any and all Third Party Claims against Acuitas Indemnitees to the extent arising from or occurring as a result of: (i) the breach by Omega of any provision of this Agreement or the Evaluation Agreement; or (ii) any negligence or willful misconduct on the part of any Omega Indemnitee in the conduct of the Workplan or the work conducted under the Evaluation Agreement; or (iii) any alleged infringement or misappropriation of Patents or other intellectual property rights by Acuitas in the conduct of the Workplan or the work conducted under the Evaluation Agreement based solely on Acuitas’ use of Omega Technology, (iv) the use, practice, license or other exploitation of the Joint IP by or on behalf of Omega for its own or a Third Party’s account (other than in connection with any Licensed Product that is the subject of a Non-Exclusive License agreement) except in each case (i)-(iv) to the extent Acuitas is obligated to indemnify Omega in accordance with Section 8.6(a).

(c) Notice of Claim. All indemnification claims provided for in subsections (a) and (b) above will be made solely by such Party to this Agreement (the “Indemnified Party”). The Indemnified Party will promptly notify the indemnifying Party (the “Indemnifying Party”) in writing of any Losses or the discovery of any fact upon which the Indemnified Party intends to base a request for indemnification under subsections (a) or (b) above (each such notice, an “Indemnification Claim Notice”), provided that the failure to promptly provide such notice and details will not relieve the Indemnifying Party of any of its indemnification obligations hereunder, except to the extent that the Indemnifying Party’s defense of the relevant Third Party Claim is prejudiced by such failure. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party will furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

(d) Defense, Settlement, Cooperation and Expenses.

(i) Control of Defense. At its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [***] ([***]) days after the Indemnifying Party’s receipt of an Indemnification Claim Notice. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party (the Indemnifying Party will consult with the Indemnified Party with respect to such legal counsel and a possible conflict of interest of such counsel retained by the Indemnifying Party). In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party will immediately deliver to the Indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim.

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(ii) Right to Participate in Defense. Without limiting subsection (i) above, any Indemnified Party will be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnified Party’s own cost and expense unless (A) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with subsection (i) above (in which case the Indemnified Party will control the defense) or (B) the Indemnified Party has received a written opinion of counsel, reasonably acceptable to the Indemnifying Party, to the effect that the interests of the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under applicable Law, ethical rules or equitable principles, [***].

(iii) Settlement. With respect to any Third Party Claims that relate solely to the payment of money damages in connection with a Third Party Claim and that will not (A) result in the Indemnified Party’s becoming subject to injunctive or other relief, (B) include any admission or concession of liability or wrongdoing on the part of the Indemnified Party, or (C) otherwise adversely affect the business or Patents of the Indemnified Party in any manner, and as to which the Indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the Indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its sole discretion, will deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with subsection (i) above, the Indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss; provided it obtains the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld, conditioned or delayed). Where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with subsection (i) above, the Indemnifying Party will not be liable for any settlement or other disposition of a Loss by an Indemnified Party that is reached without the written consent of the Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnified Party will admit any liability with respect to or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed.

(iv) Cooperation. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith at the Indemnifying Party’s expense. Such cooperation will include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making indemnified parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket costs and expenses in connection therewith.

(v) [***].

8.7 Insurance. Each Party will maintain at its sole cost and expense, an adequate liability insurance or self-insurance program to protect against potential liabilities and risk arising out of activities to be performed under this Agreement and upon such terms (including coverages, deductible limits and self-insured retentions) as are customary in the respective industry of such Party for the activities to be conducted by such Party under this Agreement. The coverage limits set forth herein will not create any limitation on a Party’s liability to the other under this Agreement. Upon the request of a Party, the other Party will provide evidence of the insurance coverage required by this Section 8.7.

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ARTICLE 9

Term and Termination

9.1 Term. This Agreement will commence as of the Effective Date and, unless sooner terminated in accordance with the terms of this Article 9 or by mutual written consent of the Parties, will terminate on the first to occur of (a) Omega has reached the Option Limit and (b) third (3rd) anniversary of the Effective Date; provided, Omega will have one (1) option to extend the initial three (3) year term for an additional two (2) year period by providing written notice thereof to Acuitas at least six (6) months prior to the third (3rd) anniversary of the Effective Date (such three (3) year period, together with any such two (2) year extension if such extension is requested in accordance with the foregoing, and any extension of an Option exercise period pursuant to Section 10.15, the “Term”).

9.2 Termination by Omega.

(a) Breach. Omega will have the right to terminate this Agreement or the Program in full upon delivery of written notice to Acuitas in the event of a material breach by Acuitas of its representations, warranties or obligations under this Agreement or any Non-Exclusive License agreement, provided that such breach has not been cured within [***] ([***]) days after written notice thereof is given by Omega to Acuitas specifying the nature of the alleged breach. In the event of a termination of the Program for Acuitas’ uncured material breach, the JDC will be disbanded, Acuitas will receive no further reimbursement for FTE Costs or external expenses and Acuitas will conduct a technology transfer in accordance with Section 3.1(f) and provide necessary licenses to Omega or its Third Party designee each as reasonably necessary for Omega or such Third Party designee to complete the conduct of the Program. For avoidance of doubt, termination of the Program pursuant to this Section 9.2(a) will not terminate Omega’s reservation of Reserved Targets or the Options, subject to the payment of all fees associated therewith. Unless terminated earlier by Omega in its sole discretion by written notice to Acuitas, any Option that is in effect as of the effective date of termination pursuant to Section 9.2(a), will continue in effect until the earlier of (i) such Option exercise and (ii) expiration of the Term.

(b) Discretionary Termination. Omega will have the right to terminate this Agreement in full at any time without cause or for any or no reason by giving [***] ([***]) days’ prior written notice to Acuitas. Upon termination by Omega pursuant to this subsection, Omega will pay to Acuitas all accrued, then-unpaid Target Reservation and Maintenance Fees, and any amounts payable to Acuitas for any Works and Services performed pursuant to the Workplan up through the date of such termination and provided however, that if Omega terminates the Agreement within the first year after the Effective Date for any reason other than an acquisition or other change of control of Acuitas or the failure by Acuitas to perform any obligations under this Agreement for a period of more than three (3) months due to a force majeure condition described in Section 10.15, [***].

9.3 Termination by Acuitas. Acuitas will have the right to terminate this Agreement in full upon delivery of written notice to Omega in the event of a material breach by Omega of its representations, warranties or obligations under this Agreement or any Non-Exclusive License (subject to Section 10.2(b) of such Non-Exclusive License), provided that such breach has not been cured within [***] ([***]) days after written notice thereof is given by Acuitas to Omega specifying the nature of the alleged breach. Omega hereby agrees that Acuitas is entitled to receive payment of any amounts payable to Acuitas for any Works and Services performed pursuant to the Workplan up through the date of such termination. If Omega disputes in good faith the existence or materiality of a breach specified in a notice provided in accordance with this Section 9.3, and Omega provides Acuitas notice of such dispute within such [***] ([***]) day

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cure period, then Acuitas will not have the right to terminate this Agreement under this Section 9.3 unless and until it is finally determined, in accordance with Section 10.1, that Omega has materially breached this Agreement and Omega has failed to cure such breach within [***] ([***]) days following such decision. It is understood and agreed that during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations (including payment obligations) hereunder. If Acuitas terminates this Agreement pursuant to this Section 9.3, then Acuitas will have the right, but not the obligation, to terminate any then-existing Non-Exclusive License.

9.4 Termination Upon Bankruptcy. If either Party makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act in any state or country or has any such petition filed against it which is not discharged within [***] ([***]) days of the filing thereof, then the other Party may thereafter terminate this Agreement effective immediately upon written notice to such Party. All rights and licenses granted under or pursuant to this Agreement by Acuitas are, and will otherwise be deemed to be, for purposes of the relevant provisions of the Bankruptcy and Insolvency Act, R.S.C. 1985, c. B-3 (“BIA”), including Sections 65.11(7), 65.13(9), 72.1 and 246.1 of the BIA; and the relevant provisions of the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36 (“CCAA”), including Sections 32(6) and 36(8) of the CCAA (the BIA and CCAA being referred to collectively as the “Insolvency Legislation”), a grant of a “right to use” “intellectual property” as used in the Insolvency Legislation. The Parties agree that Omega and its Affiliates, as licensees of such rights under this Agreement, will retain and may fully exercise all of their rights and elections under the Insolvency Legislation subject to the payment of amounts provided for herein. Without limiting Omega’s rights under the Insolvency Legislation, if Acuitas becomes insolvent or makes an assignment for the benefit of its creditors or there is filed by or against the Acuitas any bankruptcy, receivership, reorganization or similar proceeding pursuant to or under the Insolvency Legislation or otherwise, Omega will be entitled to a copy of any and all such intellectual property and all embodiments of such intellectual property, and the same, if not already in the possession of Omega, will be promptly delivered to Omega (a) if requested by Omega, before this Agreement is rejected, disclaimed, repudiated, rescinded or terminated by or on behalf of Acuitas, within [***] ([***]) days after Omega’s written request, unless Acuitas, or its trustee or receiver, elects within [***] ([***]) days to continue to perform all of its obligations under this Agreement, or (b) forthwith, if requested by Omega after any rejection, disclaimer, repudiation, recission or termination of this Agreement by or on behalf of Acuitas, if not previously delivered as provided under clause (a) above. All rights of the Parties under this Section 9.4 and under the relevant intellectual property provisions of the Insolvency Legislation are in addition to and not in substitution of any and all other rights, powers, and remedies that each Party may have under this Agreement, the Insolvency Legislation, and any other applicable Laws.

9.5 Effects of Termination.

(a) In the event of a dispute as to whether Omega has materially breached its payment obligations or Acuitas has materially breached its obligations under the Workplan, Omega will [***]. Upon the request of Omega, the following will apply to any dispute described in the first sentence of this Section 9.5(a): the informal dispute resolution process in Section 10.1(a) will not apply; or the negotiation period for the Executive Officers in Section 10.1(b) will be limited to [***] ([***]) Business Days.

(b) Upon termination by either Party under Sections 9.2, 9.3 or 9.4, (i) Acuitas will terminate all Works and Services in progress in an orderly manner as soon as practical and in accordance with a schedule agreed to by Omega, (ii) Acuitas will use commercially reasonable efforts to terminate or limit any outstanding commitments and costs associated with the Workplan, (iii) Acuitas will deliver to Omega any of Omega’s Materials in its possession or control and all deliverables developed through termination or expiration, (iv) [***], and (v) Acuitas will promptly issue a final invoice to Omega and Omega will pay Acuitas within [***] ([***]) days of receipt of such invoice any monies due and owing Acuitas, up to the time of termination or expiration, for Works and Services actually performed and all authorized expenses actually incurred (as specified in the Workplan).

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9.6 Survival. In addition to the termination consequences set forth in Section 9.5, the following provisions will survive termination or expiration of this Agreement, as well as any other provision which by its terms or by the context thereof, is intended to survive such termination: Article 1 (to the extent applicable to any other surviving provisions), Article 6, Article 7 and Article 10 and Section 3.1(f) (with respect to Acuitas’ obligation to complete a technology transfer, as applicable), Section 3.3(a), Section 3.3(b) (with respect to the Parties’ permitted disclosure and use of Workplan Data), Section 3.3(c)(i) (with respect to the Parties’ obligation to return or destroy Materials after expiration or termination of this Agreement), Section 4.2(a), Section 4.2(d)(ii) (in accordance with its terms), Section 5.1(c), Section 5.2 (to the extent that Omega exercises an Option, as applicable), Section 8.3, Section 8.4, Section 8.5, Section 8.6, Section 9.4, Section 9.5 and this Section 9.6. Termination or expiration of this Agreement will not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at Law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation. All other rights and obligations will terminate upon expiration of this Agreement.

ARTICLE 10

Miscellaneous

10.1 Dispute Resolution.

(a) Disputes. Disputes arising under or in connection with this Agreement (other than disputes regarding issues within the purview of the JDC which will be resolved pursuant to Section 2.2(d)) will be resolved pursuant to this Section 10.1; provided, however, that in the event a dispute cannot be resolved without an adjudication of the rights or obligations of a Third Party (other than any Omega Indemnitees or Acuitas Indemnitees identified in Section 8.6), the dispute procedures set forth Sections 10.1(b) and 10.1(c) will be inapplicable as to such dispute.

(b) Dispute Escalation. In the event of a dispute between the Parties, the Parties will first attempt in good faith to resolve such dispute by negotiation and consultation between themselves or the Workplan Leaders. In the event that such dispute is not resolved on an informal basis within [***] ([***]) days, any Party may, by written notice to the other, have such dispute referred to each Party’s Chief Executive Officer or his or her designee (who will be a senior executive), who will attempt in good faith to resolve such dispute by negotiation and consultation for a [***] ([***]) day period following receipt of such written notice.

(c) Dispute Resolution. In the event the Chief Executive Officers of the Parties are not able to resolve such dispute as set forth above, the Chief Executive Officers will together elect whether to submit the dispute to mediation, litigation or arbitration. In the absence of such an agreement, either Party may elect to initiate litigation.

(d) Injunctive Relief. Notwithstanding the dispute resolution procedures set forth in this Section 10.1, in the event of an actual or threatened breach hereunder, the aggrieved Party may seek equitable relief (including restraining orders, specific performance or other injunctive relief) in any court or other forum, without first submitting to any dispute resolution procedures hereunder.

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(e) Tolling. The Parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) will be tolled while the dispute resolution procedures set forth in this Section 10.1 are pending, and the Parties will cooperate in taking all actions reasonably necessary to achieve such a result.

(f) Prevailing Party. The prevailing Party in any suit related to this Agreement will be entitled to recover from the losing Party [***].

(g) Cumulative Remedies and Irreparable Harm. All rights and remedies of the Parties hereunder will be cumulative and in addition to all other rights and remedies provided hereunder or available by agreement, at Law or otherwise. Each Party acknowledges and agrees that breach of any of the terms or conditions of this Agreement may cause irreparable harm and damage to the other and that such damage may not be ascertainable in money damages and that as a result thereof the non-breaching Party may be entitled to seek from a court equitable or injunctive relief restraining any breach or future violation of the terms contained herein by the breaching Party. Such right to equitable relief is in addition to whatever remedies either Party may be entitled to as a matter of Law or equity, including money damages.

10.2 Invoices and Payments. All invoices to be delivered to Omega hereunder shall be delivered in accordance with Section 10.11 or in such other manner specified by Omega from time to time. All amounts specified in, and all payments to be made by Omega under, this Agreement will be in U.S. dollars and will be paid by wire transfer to such bank account as Acuitas may designate at least [***] ([***]) Business Days before such payment is due. Omega may withhold from payments due to Acuitas amounts for payment of any withholding tax that is required by Law to he paid to any taxing authority with respect to such payment. Omega will provide Acuitas all relevant documents and correspondence, and will also provide to Acuitas any other cooperation or assistance on a reasonable basis as may be necessary to enable Acuitas to claim exemption from such withholding taxes and to receive a refund of such withholding tax or claim a foreign tax credit. Upon the request of Acuitas, Omega will give proper evidence from time to time as to the payment of any such tax.

10.3 Relationship of Parties. Nothing in this Agreement is intended or will be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. No Party will incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided therein. There are no express or implied Third Party beneficiaries hereunder.

10.4 Compliance with Law. Each Party will perform or cause to be performed any and all of its obligations or the exercise of any and all of its rights hereunder in good scientific manner and in compliance with all applicable Law.

10.5 Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the state of New York, United States of America, without respect to its conflict of Laws rules, excluding (a) any of its conflicts of laws principles to the contrary; (b) the United Nations Conventions on Contracts for the International Sale of Goods; (c) the 1974 Convention on the Limitation Period in the International Sale of Goods; and (d) the Protocol amending the 1974 Convention on the Limitation Period in the International Sale of Goods, done at Vienna, April 11, 1980; and provided that any dispute relating to the scope, validity, enforceability or infringement of any Patents or Know-How will be governed by, and construed and enforced in accordance with, the substantive Laws of the jurisdiction in which such Patents or Know-How apply.

10.6 Counterparts; Facsimiles. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument. Facsimile or PDF execution and delivery of this Agreement by either Party will constitute a legal, valid and binding execution and delivery of this Agreement by such Party.

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10.7 Headings; Rule of Construction; Interpretation.

(a) Headings. All headings in this Agreement are for convenience only and will not affect the meaning of any provision hereof.

(b) Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply.

(c) Interpretation. Whenever any provision of this Agreement uses the term “including” (or “includes”), such term will be deemed to mean “including without limitation” (or “includes without limitation”). “Herein,” “hereby,” “hereunder,” “hereof” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used. In this Agreement, the word “or” means “and/or”. All definitions set forth herein will be deemed applicable whether the words defined are used herein in the singular or the plural. Unless otherwise provided, all references to Sections and Exhibits in this Agreement are to Sections and Exhibits of this Agreement. References to any Sections include Sections and subsections that are part of the related Section.

10.8 Further Assurances. Each Party shall take all customary and reasonable actions and do all things reasonably necessary or proper, including under applicable Law, to make effective and further the intents and purposes of the transactions contemplated by this Agreement, including executing any further instruments reasonably requested by the other Party.

10.9 Binding Effect. This Agreement will inure to the benefit of and be binding upon the Parties, their Affiliates, and their respective lawful successors and assigns.

10.10 Assignment. This Agreement may not be assigned by either Party, nor may either Party delegate its obligations or otherwise transfer licenses or other rights created by this Agreement, except as expressly permitted hereunder, without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned or delayed; provided, that either Party may assign this Agreement in whole or in part without such consent to an Affiliate or to its successor in connection with the sale of all or substantially all of its assets or business or that portion of its business pertaining to the subject matter of this Agreement (whether by merger, consolidation or otherwise); provided that such Affiliates or Third Party agree to be bound by this Agreement.

10.11 Notices. All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement will be in writing and will be deemed to have been duly given upon the date of receipt if delivered by hand, email, recognized international overnight courier, or registered or certified mail, return receipt requested, postage prepaid to the following addresses:

If to Omega:	Omega Therapeutics, Inc. 20 Acorn Park Drive Cambridge, MA 02140 U.S.A. Attention: Chief Executive Officer Email: [***]

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With a copy to:	Omega Therapeutics, Inc. 20 Acorn Park Drive Cambridge, MA 02140 U.S.A. Attention: Legal Department Email: [***]

If to Acuitas:	Acuitas Therapeutics Inc. 6190 Agronomy Road, Suite 405 Vancouver, B.C. Canada V6T 1Z3 Attention: President and CEO Email: [***]

With a copy to:	McCarthy Tetrault LLP Suite 2400 745 Thurlow Street Vancouver, B.C. Canada V6E 0C5 Attention: [***] Email: [***]

Either Party may change its designated address by notice to the other Party in the manner provided in this Section 10.11.

10.12 Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both Parties; provided that any unilateral undertaking or waiver made by one Party in favor of the other will be enforceable if undertaken in a writing signed by the Party to be charged with the undertaking or waiver. Any waiver of any rights or failure to act in a specific instance will relate only to such instance and will not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

10.13 Severability. In the event that any provision of this Agreement will, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability will not affect any other provision hereof, and the Parties will negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.

10.14 Entire Agreement. The Parties agree that the Evaluation Agreement terminates as of the Effective Date. This Agreement together with any Non-Exclusive License agreements and the Joint Prosecution and Maintenance Agreement (including all appendices and exhibits hereto and thereto) entered into during the Term are the sole agreements with respect to their subject matter and supersede all other agreements and understandings between the Parties with respect to same, including the Evaluation Agreement and the Confidential Disclosure Agreement.

10.15 Force Majeure. Neither Acuitas nor Omega will be liable for failure of or delay in performing obligations set forth in this Agreement (other than any obligation to pay monies when due), and neither will be deemed in breach of such obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of such Party; provided that the Party affected will promptly notify the other of the force majeure condition and will exert reasonable efforts to eliminate, cure or overcome any such causes and to resume performance of its obligations as soon as possible. If such force majeure event affects Acuitas’ ability to timely perform its obligations under the Workplan, then [***].

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[Signature page to follow]

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IN WITNESS WHEREOF, the Parties have caused this Development and Option Agreement to be executed by their respective duly authorized officers as of the Effective Date.

ACUITAS THERAPEUTICS, INC.

By:	/s/ Thomas Madden

(Signature)

Name:	Thomas Madden

Title:	President & CEO

OMEGA THERAPEUTICS, INC.

By:	/s/ Mahesh Karande

(Signature)

Name:	Mahesh Karande

Title:	President & CEO

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EXHIBIT 1.1

PATENTS IN THE ACUITAS BACKGROUND TECHNOLOGY

[***]

TBD = To Be Determined

NP-filed = Non-provisional filed

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EXHIBIT 3.1(a)

WORKPLAN

[***]

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EXHIBIT 3.1(f)

[***]

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EXHIBIT 4.2

FORM OF TARGET NOTICE: HUMAN GENOME TARGET(S)

[***]

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FORM OF TARGET NOTICE: PROTEIN TARGET(S) (OMEGA CONTROLLER(S))

[***]

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EXHIBIT 5.2(b)

FORM OF NON-EXCLUSIVE LICENSE AGREEMENT

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AMENDMENT ONE TO DEVELOPMENT AND OPTION AGREEMENT

Amendment One dated June 20, 2021 (this “Amendment”) to Development and Option Agreement dated October 5, 2020 (the “Development and Option Agreement”) is made by and between Omega Therapeutics, Inc. a Delaware corporation (“Omega”) and Acuitas Therapeutics Inc., a British Columbia corporation (“Acuitas”).

WHEREAS, Omega and Acuitas have entered into the Development and Option Agreement and wish to amend that agreement.

NOW THEREFORE in consideration of the foregoing, the promises, mutual covenants and obligations set forth below, and other good and valuable consideration, the Parties agree as follows.

1.        Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Development and Option Agreement.

2.        Amendment of Section 5.2(c). Section 5.2(c) of the Development and Option Agreement is hereby amended as set forth below.

(c)

Option Exercise Fee. Within [***] ([***]) Business Days after the effective date of a Non-Exclusive License, Acuitas will issue an invoice to Omega for the Option Exercise Fee less any amounts creditable against such Option Exercise Fee for such Non-Exclusive License pursuant to Section 4.4(b). Such payment will be due within [***] days ([***]) days after Omega’s receipt of such invoice from Acuitas. A separate Option Exercise Fee will be required for each Non-Exclusive License executed by the Parties in accordance with this Article 5.

3.        Miscellaneous.

3.1	Governing Law. Section 10.5 of the Development and Option Agreement shall apply to this Amendment.

3.2

Entire Agreement. Except as amended, modified and supplemented by the terms of this Amendment, the provisions of the Development and Option Agreement are and shall remain in full force and effect. This Amendment and the Development and Option Agreement (as amended by this Amendment) contain the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, with regard to such subject matter are superseded by the terms of this Amendment and the Development and Option Agreement (as amended by this Amendment).

3.3	Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, Omega and Acuitas have set their hands to the Amendment as of the date first written above.

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OMEGA THERAPEUTICS, INC.

/s/ Mahesh Karande
By: Mahesh Karande, President & CEO

ACUITAS THERAPEUTICS, INC.

/s/ Thomas Madden
By: Thomas Madden, President & CEO

2